UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

WESTERN IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-51965	41-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2008, the Registrant’s Board of Directors passed a resolution approving the payment of $250 per month to the members of our Audit Committee for the amount of time and responsibilities associated with serving on the Audit committee. Directors sitting on our Audit Committee will receive the $250 per month in addition to the compensation they are entitled to as serving as Directors.

Item 7.01 Regulation FD Disclosure

On April 14, 2008, Western Iowa Energy, LLC (the “Company”) held its 2008 Annual Meeting of Members. A quorum, which is equal to twenty-five percent (25%) of the membership voting interest, was represented at the meeting in person or by proxy. A majority of the membership voting interests represented at the 2008 Annual meeting approved one amendment to the Company’s Operating Agreement and the election of two Directors. The purpose of the proposed amendment was to allow the offices of President/CEO and Chairman of the Board to be held by one individual. Warren Bush and Kevin Ross were elected as Directors and will serve a three year term until 2011.

The Company expects to publish a newsletter on or before May 7, 2008 that contained the division of votes for the amendment to the Operating Agreement and the votes cast in the election of the Directors. In addition, the newsletter discusses the formation of a political action committee by the Registrant. The newsletter is attached as an exhibit to this report.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	Exhibits

Exhibit No.	Description
99.1	Newsletter for Western Iowa Energy, LLC dated April 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

05/02/08	/s/ William J. Horan

Date	Willliam J. Horan, President